Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 26, 2016, in the Registration Statement (Form F-1) and related Prospectus of Yatra Online, Inc. dated January 23, 2017.

/s/ Ernst & Young Associates LLP

Gurgaon, Haryana, India
January 23, 2017